Exhibit 10.56

GA    38777-001     PLAN ID#     66971    .

AMENDMENT TO THE

ADDENDUM INCORPORATING

EGTRRA COMPLIANCE AMENDMENT
TO

Name of Plan:	Cole National Corporation 401(k) Plan	(the “Plan”)

This Amended Addendum to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of September 1, 2003.

This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

References to provisions by Plan Section or Article numbers in this Amendment are to the provisions associated with these Section or Article numbers in the approved volume submitter specimen plan from which the Plan is generated. If the Section or Article numbers have been changed in generating the Plan, references are to the provisions in the Plan that are associated with the Section or Article numbers in the approved volume submitter specimen plan.

The following Section 11 is amended as follows:

“AMENDMENT SECTION 11: CATCH-UP CONTRIBUTIONS

[X]	Select this Amendment Section 11 and complete the fill-in below only if the Plan provides for Tax-Deferred Contributions.

All Eligible Employees who have attained age 50 before the close of the Plan Year shall be eligible to make “catch-up contributions” in accordance with, and subject to the limitations of, Code Section 414(v). Such “catch-up contributions” shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such “catch-up contributions”.

Effective date: September 1, 2003 (not earlier than January 1, 2002)

*	*	*

              EXECUTED at     Cleveland    ,     Ohio    , this 11th day of     September    ,     2003    .

By:	/s/ Leslie D. Dunn

Title:	Senior Vice President

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